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                         CERTIFICATE OF TRUST PRIVATE
                                      OF
                              CNB CAPITAL TRUST I

     THIS CERTIFICATE OF TRUST OF CNB CAPITAL TRUST I (the "Trust"), dated June 1, 1998, is being duly executed and filed by The Bank of New York (Delaware), a Delaware banking corporation, James J. Giancola, and John R. Spruill, each an individual, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

1.   NAME. The name of the business trust formed hereby is CNB CAPITAL TRUST I.

2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711, Attention: Corporate Trust Department.

3.   EFFECTIVE DATE. This Certificate of Trust shall be effective when filed.
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     IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust as of the date first above written.


                                       THE BANK OF NEW YORK (DELAWARE),
                                       as Trustee


                                       By:     /s/ Walter N. Gitlin
                                           ------------------------------------
                                                   Walter N. Gitlin
                                                   Authorized Signatory



                                               /s/ James J. Giancola
                                           ------------------------------------
                                                   James J. Giancola
                                                   as Trustee



                                               /s/ John R. Spruill
                                           ------------------------------------
                                                   John R. Spruill

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